Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-3 and S-8 (No. 333-103624, No. 333-102396, No. 333-73412, No. 333-66187, No. 333-112523 and No. 333-108870) of Sonic Solutions of our report dated November 17, 2004 except for Note 16, for which the date is December 17, 2004, relating to the financial statements of the Consumer Software Division, a division of Roxio, Inc., which appears in this Current Report on Form 8-K/A of Sonic Solutions.

PricewaterhouseCoopers LLP

San Jose, California

February 21, 2005